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KPMG AG Wirtschaftsprüfungsgesellschaft THE SQUAIRE / Am Flughafen 60549 Frankfurt am Main Postfach 75 03 53 60533 Frankfurt am Main
KPMG AG Wirtschaftsprüfungsgesellschaft THE SQUAIRE / Am Flughafen, 60549 Frankfurt am Main	T 069 9587-0 F 069 9587-1050 www.kpmg.de
Deutsche Bank AG To the Shareholders and Supervisory Board Taunusanlage 12 60325 Frankfurt am Main

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

To the Supervisory Board of Deutsche Bank Aktiengesellschaft:

We consent to the incorporation by reference in the registration statement (No. 333-258403) on Form F-3 and in the registration statements (Nos. 333-97257, 333-100246, 333-117705, 333-132673, 333-168335, 333-197691, 333-223301) on Form S-8 of Deutsche Bank Aktiengesellschaft of our report dated March 13, 2020, with respect to the consolidated statements of income, comprehensive income, changes in equity and cash flows of Deutsche Bank Aktiengesellschaft and subsidiaries (the Company) for the year ended December 31, 2019, and the related notes and the specific disclosures described in Note 1 to the consolidated financial statements as being part of the financial statements (collectively, “the consolidated financial statements”) which report appears in the Form 20-F of Deutsche Bank Aktiengesellschaft dated March 11, 2022.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany
March 11, 2022

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Aufsichtsratsvorsitzender: WP Ulrich D. Maas; Vorstand:  WP StB Klaus Becker (Sprecher), WP StB Boris Schroer (Stellv. Sprecher), Dr. Vera-Carina Elter, WP Holger Kneisel, WP StB Sven-Olaf Leitz, RA Mathias Oberndörfer,   WP Christian Sailer, WP Mattias Schmelzer

Sitz: Berlin; Handelsregister: Amtsgericht Charlottenburg (HRB 106191 B); USt.- IdNr.: DE 814811803

Bankverbindung: Deutsche Bank AG, IBAN DE98 1007 0000 0239 3387 00, BIC DEUTDEBB

Zertifiziert nach DIN EN ISO 9001, ISO/IEC 27001 und DIN EN ISO 14001

KPMG AG Wirtschaftsprüfungsgesellschaft, eine Aktiengesellschaft nach deutschem Recht und ein Mitglied der globalen KPMG-Organisation unabhängiger Mitgliedsfirmen, die KPMG International Limited, einer Private English Company Limited by Guarantee, angeschlossen sind. Alle Rechte vorbehalten. Der Name KPMG und das Logo sind Marken, die die unabhängigen Mitgliedsfirmen der globalen KPMG-Organisation unter Lizenz verwenden.